Exhibit 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company’s previously filed Registration Statement File Nos. 33-28052, 33-56737, 33-66932, 33-56735, 33-57113, 33-66934, 333-16785, 333-49742 and 333-71028.

/s/	Arthur Andersen, LLP

New York, New York

March 20, 2002